UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2014

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 18, 2014, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing that Dunia Shive has joined the Company's Board of Directors (the "Board") effective today. Ms. Shive was designated as an independent director and will stand for re-election at the annual stockholder's meeting occurring on May 21, 2015. Ms. Shive will serve as a member of the Corporate Governance and Nominating Committee of the Board.

Ms. Shive, 53, is currently serving as a Senior Vice President of Gannett Co., Inc. ("Gannett"). She previously served as President and Chief Executive Officer of Belo Corp. from 2008 to 2013. She joined Belo Corp. in 1993 and served in various leadership positions prior to her election as President and Chief Executive Officer. Ms. Shive has served as a director of Trinity Industries, Inc. since March 2014. She also serves as a member of the Associated Press board of directors, where she serves as chair of the audit committee, and as a trustee of the Belo Foundation.

As a non-management member of the Board, Ms. Shive will receive an annual retainer of $100,000 and an award for restricted stock units equal to $130,000 in remuneration for her services. Ms. Shive will receive a pro-rated retainer of $25,000 and a pro-rated award for restricted stock units equal to $30,000 in remuneration for her services in 2014.

There are no arrangements or understandings known to the Company between Ms. Shive and any other person pursuant to which she was elected as a director.

Because the Company conducts business with a subsidiary of Gannett, Ms. Shive’s employment with Gannett would potentially represent a conflict of interest under the Company’s Code of Conduct, which prohibits any employee, officer or director of the Company from serving as an employee of any company with which the Company conducts or seeks to conduct business. The payments in 2014 made by the Company to the Gannett subsidiary through October are less than $12,000 and currently represent substantially less than 1% of the Gannett’s revenues and substantially less than 1% of the Company’s total annual expenditures. The Board has evaluated the potential conflict of interest presented by the commercial relationship between the Company and the vendor and the independence of Ms. Shive. The Board, after due deliberation, waived the conflict of interest under the Company’s Code of Conduct with respect to Ms. Shive’s employment with Gannett. The Board also concluded that the amount of business was insufficient to require reporting as a "related person transaction" and concluded that Ms. Shive would be independent under the Company’s Corporate Governance Guidelines and under Section 303A.02 of the New York Stock Exchange Listed Company Manual.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 8.01 Other Events.

On November 18, 2014, the Company issued a press release announcing that its Board of Directors declared a dividend of $0.41 per share on the common stock of the Company, payable in U.S. dollars on January 7, 2015, to the shareholders of record at the close of business on December 15, 2014.

A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 --Dr Pepper Snapple Group, Inc. Press Release dated November 18, 2014--"Dr Pepper Snapple Group Announces Appointment of Director".

99.2 -- Dr Pepper Snapple Group, Inc. Press Release dated November 18, 2014--"Dr Pepper Snapple Group Declares Quarterly Dividend".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

November 18, 2014	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated November 18, 2014--"Dr Pepper Snapple Group Announces Appointment of Director".
99.2	Dr Pepper Snapple Group, Inc. Press Release dated November 18, 2014--"Dr Pepper Snapple Group Declares Quarterly Dividend".